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                                                                     EXHIBIT 5.1


           [LETTERHEAD OF GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.]


December 13, 2001



HEI, Inc.
1495 Steiger Lake Lane
Victoria, Minnesota 55386
RE: Form S-3 Registration Statement


Gentlemen:


     This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended, of (i) 1,352,200 issued and outstanding shares of common stock of HEI, Inc. (the "Company") to be sold by Leonard D. Hadden, Mart Diana, Glen Zirbes, RS Diversified Growth Fund, RS Smaller Company Growth Fund, The Paisley Fund, L.P., RS Paisley Pacific Master Fund Unit Trust, and Constable Capital, LLC (the "Shares"), and (ii) 47,500 shares of common stock of the Company (the "Warrant Shares") to be sold by ThinkEquity Partners, LLC upon exercise of an issued and outstanding warrant (the "Warrant").


     We have acted as counsel to the Company in connection with the preparation of the Form S-3 Registration Statement (the "Registration Statement"). We have examined the Restated Articles of Incorporation, the Bylaws of the Company, such records of the proceedings of the Company as we deemed material and such other certificates, records and documents as we considered necessary for the purpose of this opinion.


     Based on the foregoing, we are of the opinion that (i) the Shares are legally issued, fully paid and non-assessable securities of the Company and (ii) the Warrant Shares, when issued in accordance with the terms of the Warrant, will be legally issued, fully paid and non-assessable securities of the Company. We understand that this opinion is to be issued in connection with the Registration Statement. We consent to be named under the caption "Legal Matters" in the Prospectus, which constitutes a part of the Registration Statement. We further consent to the filing of a copy of this opinion with the Registration Statement.


                             Very truly yours,


                             GRAY, PLANT, MOOTY, MOOTY & BENNETT, P.A.


                             /s/ Gray, Plant, Mooty, Mooty & Bennett, P.A.